Exhibit 99.1

Applied Optoelectronics Reports First Quarter 2022 Results

Selected as a supplier of 400G products by a major hyperscale datacenter customer

Sugar Land, Texas, May 5, 2022 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its first quarter 2022 ended March 31, 2022.

“Market conditions met our expectations during the quarter and revenue, non-GAAP EPS and gross margin were all in-line with our guidance” said Dr. Thompson Lin, Applied Optoelectronics Inc. Founder, President and Chief Executive Officer. “Our CATV segment continued to deliver robust growth and we believe that this strength will continue throughout the year and into 2023. We are also pleased to report that AOI was selected by a major hyperscale datacenter customer as a vendor of several 400G datacenter transceiver products. We are excited about the customer success we are seeing with our 400G product line.”

First Quarter 2022 Financial Summary

•	GAAP revenue was $52.2 million, compared $49.7 million in the first quarter of 2021 and $54.4 million in the fourth quarter of 2021.

•	GAAP gross margin was 17.3%, compared with 21.6% in the first quarter of 2021 and 14.9% in the fourth quarter of 2021. Non-GAAP gross margin was 17.5%, compared with 24.6% in the first quarter of 2021 and 17.6% in the fourth quarter of 2021.

•	GAAP net loss was $16.1 million, or $0.58 per basic share, compared with net loss of $15.6 million, or $0.59 per basic share in the first quarter of 2021, and a net loss of $14.5 million, or $0.54 per basic share in the fourth quarter of 2021.

•	Non-GAAP net loss was $7.9 million, or $0.29 per basic share, compared with non-GAAP net loss of $5.5 million, or $0.21 per basic share in the first quarter of 2021, and a non-GAAP net loss of $5.5 million, or $0.20 per basic share in the fourth quarter of 2021.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

Second Quarter 2022 Business Outlook (+)

For the second quarter of 2022, the company currently expects:

•	Revenue in the range of $56 million to $59 million.
•	Non-GAAP gross margin in the range of 16.5% to 18%.
•	Non-GAAP net loss in the range of $8.4 million to $9.5 million, and non-GAAP loss per share in the range of $0.30 to $0.34 using approximately 27.6 million shares.

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(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

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Conference Call Information

The company will host a conference call and webcast on May 5, 2022 to discuss its first quarter 2022 results and outlook for its second quarter of 2022 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. The call can be accessed by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will be available until May 12, 2022, at 11:59 p.m. Eastern Time / 10:59 p.m. Central Time and may be accessed by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering passcode 7356896.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan," "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the second quarter of 2022. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: the impact of the COVID-19 pandemic on our business and financial results; reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

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Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation expense, expenses associated with discontinued products, and non-recurring (income) expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange loss (gain), losses from the disposal of idle assets, if any, non-GAAP tax benefit (expenses), and expenses associated with discontinued products, from our GAAP net income (loss). Included in our non-recurring expenses in Q1 2022 and Q1 2021 are certain non-recurring expenses related to extreme weather and pandemic events and non-recurring tax expenses or benefits (if any), and employee severance expenses (if any). In computing our non-GAAP income tax benefit (expense), we have applied an estimate of our annual effective income tax rate and applied it to our net income before income taxes. Our non-GAAP diluted net loss per share is calculated by dividing our non-GAAP net loss by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative). We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;
•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;
•	We believe that estimating non-GAAP income taxes allows comparison with prior periods and provides additional information regarding the generation of potential future deferred tax assets;
•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and
•	We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss) and GAAP earnings (loss) per share for Q1 2022 to our non-GAAP net income (loss) and earnings (loss) per share is provided below, together with corresponding reconciliations for Q1 2021.

Non-GAAP measures should not be considered as an alternative to net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics, Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Monica Gould

+1-212-871-3927

ir@ao-inc.com

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 Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2022	December 31, 2021

ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$40,108	$41,136
Accounts Receivable, Net	54,218	47,944
Notes receivable	1,195	8,148
Inventories	92,007	92,516
Prepaid Income Tax	–	1
Prepaid Expenses and Other Current Assets	5,711	4,334
Total Current Assets	193,239	194,079

Property, Plant And Equipment, Net	236,774	243,035
Land Use Rights, Net	5,848	5,856
Operating Right of Use Asset	6,623	7,078
Financing Right of Use Asset	49	57
Intangible Assets, Net	3,792	3,836
Other Assets	428	518
TOTAL ASSETS	$446,753	$454,459

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts Payable	$40,044	$34,402
Accrued Expenses	13,237	15,587
Current Lease Liability-Operating	1,046	1,062
Current Lease Liability-Financing	19	19
Bank Acceptance Payable	9,955	8,198
Current Portion of Notes Payable and Long Term Debt	52,233	49,689
Total Current Liabilities	116,534	108,957

Notes Payable and Long Term Debt	5,000	5,000
Convertible Senior Notes	78,884	78,680
Other Long-Term Liabilities	6,758	7,252
TOTAL LIABILITIES	207,176	199,889

STOCKHOLDERS' EQUITY
TOTAL STOCKHOLDERS' EQUITY	239,577	254,570

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$446,753	$454,459

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 Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
Revenue	2022	2021
Datacenter	$21,415	$25,939
CATV	24,980	18,638
Telecom	5,265	4,479
FTTH	98	423
Other	484	222
Total Revenue	52,242	49,701

Total Cost of Goods Sold	43,217	38,982

Total Gross Profit	9,025	10,719

Operating Expenses:
Research and Development	9,486	10,928
Sales and Marketing	2,558	2,960
General and Administrative	11,220	10,869
Total Operating Expenses	23,264	24,757

Operating Loss	(14,239)	(14,038)

Other Income (Expense):
Interest Income	28	16
Interest Expense	(1,401)	(1,431)
Other Income	73	39
Foreign Exchange Gain (Loss)	(523)	(208)
Total Other Expense:	(1,823)	(1,584)

Net loss before Income Taxes	(16,062)	(15,622)

Income Tax Expense	0	0

Net loss	(16,062)	(15,622)
Net loss per share attributable to common stockholders
basic	$(0.58)	$(0.59)
diluted	$(0.58)	$(0.59)

Weighted-average shares used to compute net loss per share attributable to common stockholders
basic	27,463	26,438
diluted	27,463	26,438

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 Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2022	2021
GAAP total gross profit (a)	$9,025	$10,719
Share-based compensation expense	136	201
Non-recurring expense	0	18
Expenses associated with discontinued products	0	1,289
Non-GAAP total gross profit (a)	9,161	12,227

GAAP net loss	(16,062)	(15,622)
Amortization of intangible assets	152	151
Share-based compensation expense	2,472	2,519
Non-recurring (income) expense	25	502
Expenses associated with discontinued products	0	1,289
Non-cash expenses associated with discontinued products	1,166	1,214
Unrealized exchange loss (gain)	981	843
Non-GAAP tax benefit	3,394	3,592
Non-GAAP net loss	(7,872)	(5,512)

GAAP diluted net loss per share	$(0.58)	$(0.59)
Amortization of intangible assets	0.01	0.01
Share-based compensation expense	0.09	0.10
Non-recurring (income) expense	0.00	0.01
Expenses associated with discontinued products	–	0.05
Non-cash expenses associated with discontinued products	0.04	0.03
Unrealized exchange loss (gain)	0.04	0.03
Non-GAAP tax benefit	0.12	0.14
Non-GAAP diluted net loss per share	$(0.29)	$(0.21)

Shares used to compute diluted loss per share	27,463	26,438
Shares used to compute diluted earnings per share	27,463	26,438

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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